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Exhibit 23.1

SEMPLE & COOPER, LLP                                              BDO
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                      SEIDMAN
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2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004
TEL 602-1500- FAX 602-234-1867

                         CONSENT OF INDEPENDENT AUDITORS

Anscott Industries, Inc.
26 Haynes Drive
Wayne, New Jersey 07470

We have issued our report dated July 1, 2002, relating to the financial statements of Liquidix, Inc. (now known as Anscott Industries, Inc.) for the year ended March 31, 2002 appearing in the Company's Form 10-KSB. Such report has been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Semple & Cooper, LLP
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Semple & Cooper, LLP
Phoenix, Arizona
May 8, 2003

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